EXHIBIT 99.6


                        FORM OF ELECTION AS TO SHARES OF
                  COMMON STOCK AND 1992 SERIES PREFERRED STOCK
                        OF SUN STATE CAPITAL CORPORATION

This Form of Election is provided in connection with the proposed merger (the "Merger") of Sun State Capital Corporation ("Sun State") with and into Zions Bancorporation ("Zions Bancorp") pursuant to the Agreement and Plan of Reorganization among them, Nevada State Bank, and Sun State Bank dated as of May 21, 1997 (the "Agreement").

                 ALL FORMS OF ELECTION MUST BE DELIVERED TO THE
            EXCHANGE AGENT BEFORE THE ELECTION DEADLINE AS DESCRIBED
           HEREIN. ALL FORMS OF ELECTION MUST BE DELIVERED IN A MANNER
      CONSISTENT WITH THE INSTRUCTIONS PROVIDED WITH THIS FORM OF ELECTION.

This Form of Election must be completed by holders of shares of Common Stock, $0.01 par value, of Sun State (the "Common Shares") and holders of shares of 1992 Series Preferred Stock, $100.00 par value, of Sun State (the "Preferred Shares") (together the "Shares") who wish to make an election (an "Election") as to the form of consideration (the "Merger Consideration") into which such holders' Shares are to be converted in the Merger. For an Election to be properly made and effective, this Form of Election, properly completed, must be received by the Exchange Agent prior to 5:00 p.m., Mountain Standard Time, on the tenth business day following the Merger (the "Election Deadline"). Such Election is subject to (a) the terms, conditions, and limitations set forth in the Agreement, which is incorporated by reference and summarized by the Proxy Statement/Prospectus relating to the Merger dated [ ], 1997 (the "Proxy Statement/Prospectus"), and (b) the accompanying instructions. The Agreement and the Proxy Statement/Prospectus are incorporated herein by reference. Any capitalized terms used in this Form of Election but not defined herein shall have the meanings given to them in the Proxy Statement/Prospectus. Additional copies of the Proxy Statement/Prospectus are available from Zions Bancorp upon request (see Instruction B8). THE INSTRUCTIONS TO THIS FORM OF ELECTION SHOULD BE READ CAREFULLY BEFORE THIS FORM OF ELECTION IS COMPLETED.

Shareholders should deliver this Form of Election, properly completed and accompanied by all required documents no later than the Election Deadline, to the Exchange Agent at the address set forth below.

The Exchange Agent is:

                            ZIONS FIRST NATIONAL BANK
                           CORPORATE TRUST DEPARTMENT
                        10 EAST SOUTH TEMPLE, THIRD FLOOR
                           SALT LAKE CITY, UTAH 84111
                                       or
                              POST OFFICE BOX 30880
                           SALT LAKE CITY, UTAH 84130
                            TELEPHONE: (801) 524-4624

Delivery of this Form of Election to an address other than as set forth above will not constitute a valid delivery. You must sign this Form of Election where indicated below.

This Form of Election, completed and signed, should be returned to the Exchange Agent in the accompanying self-addressed, postage-paid envelope. DO NOT SUBMIT YOUR STOCK CERTIFICATES AT THIS TIME. Unless you intend to exercise dissenters' rights (see Instruction A9), you should complete and return this Form of Election prior to the Election Deadline, whether or not you intend to vote "for" the Agreement and the Merger.

You may enclose the proxy card with this Form of Election.

       ALL SHAREHOLDERS SHOULD COMPLETE THE DESCRIPTION OF SHARES IN BOX A
                      TO SPECIFY THE SHARES COVERED HEREBY.

                                      BOX A

                              DESCRIPTION OF SHARES

          LIST BELOW THE SHARES TO WHICH THIS FORM OF ELECTION RELATES
                     (ATTACH ADDITIONAL SHEETS IF NECESSARY)

NAME AND ADDRESS OF REGISTERED HOLDER(S):
(PLEASE FILL IN, IF BLANK)

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>
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


---------------------------------------- ---------------------------------------- ----------------------------------
  Certificate Number; Specify Whether         Number of Shares Represented          Number of Shares as to Which
          Common or Preferred                      by Such Certificate                    Election is Made
---------------------------------------- ---------------------------------------- ----------------------------------

---------------------------------------- ---------------------------------------- ----------------------------------

---------------------------------------- ---------------------------------------- ----------------------------------

---------------------------------------- ---------------------------------------- ----------------------------------

---------------------------------------- ---------------------------------------- ----------------------------------

---------------------------------------- ---------------------------------------- ----------------------------------
                                         Total Shares:                            Total Shares:
---------------------------------------- ---------------------------------------- ----------------------------------


To:      Zions First National Bank
         Corporate Trust Department
         10 East South Temple, Third Floor
         Salt Lake City, Utah  84111

Mesdames and Gentlemen:

The undersigned hereby makes the Election set forth in Box B below, or, if an Election is not duly made, elects to have the undersigned's Shares treated as Non-Election Shares.

The undersigned understands that the purposes of the election procedures described herein are to permit holders of Shares to express their preferences for the type of consideration they wish to receive in the Merger, and further understands that no less than 51 percent of the total consideration to be paid by Zions Bancorp in the Merger will be in the form of shares of Zions Bancorp Stock. In addition, the Election by each holder of Shares, including this Election by the undersigned, will be subject to the results of the election and proration procedures set forth in the Agreement and summarized in the Proxy Statement/Prospectus under the caption "PLAN OF REORGANIZATION--Conversion of Sun State Shares; Election to Receive Cash or Stock." Accordingly, there can be no assurance that the undersigned holder will receive the proportion of cash indicated by such holder's Election. Receipt of the Proxy Statement/Prospectus, including the Agreement incorporated by reference and summarized by the Proxy Statement/Prospectus, is hereby acknowledged.

     Neither the Zions Bancorp Board of Directors nor the Sun State Board of
       Directors makes any recommendation as to the type of consideration shareholders should elect to receive. Each shareholder
                        must make his or her own decision
                         with respect to such Election.


By completing Box B below, each Sun State shareholder may choose to make a Cash Election, a Stock Election, a Combination Election, or no election with respect to the Shares held by such holder. BOX B

                                    ELECTION
                              (Check only one box)

The undersigned, subject to the terms and conditions set forth in this Form of Election, including the Agreement incorporated herein by reference, makes the following Election with respect to the undersigned's Shares covered hereby:

             / /  A Stock Election with respect to ALL of such Shares.

             / /  A Cash Election with respect to ALL of such Shares.

             / / A Combination Election, in which the following numbers of such Shares will be converted into Zions Bancorp Stock and cash, respectively:

                              COMBINATION ELECTION

                 (FILL IN NUMBERS OF SHARES TO BE SO CONVERTED)
                     (ATTACH ADDITIONAL SHEETS IF NECESSARY)



--------------------------------------- ------------------------ ------------------------ --------------------------
 Certificate Number; Specify Whether       Election of Stock        Election of Cash                Total
         Common or Preferred              (Number of Shares)       (Number of Shares)        (Number of Shares)
--------------------------------------- ------------------------ ------------------------ --------------------------
--------------------------------------- ------------------------ ------------------------ --------------------------

--------------------------------------- ------------------------ ------------------------ --------------------------

--------------------------------------- ------------------------ ------------------------ --------------------------

            / /  No Election.

   Any Shares of the undersigned as to which the undersigned has not made an effective Election will constitute Non-Election Shares.

THE UNDERSIGNED HEREBY CERTIFIES THAT THE ELECTION SET FORTH HEREIN COVERS ALL OF THE SHARES OF SUN STATE STOCK REGISTERED IN THE NAME OF THE UNDERSIGNED AND EITHER (I) BENEFICIALLY OWNED BY THE UNDERSIGNED, OR (II) OWNED BY THE UNDERSIGNED IN ANY REPRESENTATIVE OR FIDUCIARY CAPACITY FOR A PARTICULAR BENEFICIAL OWNER OR FOR ONE OR MORE BENEFICIAL OWNERS.

The undersigned understands and acknowledges that all questions as to the validity, form, and eligibility of any Election and delivery and/or surrender of Certificates and Shares hereunder shall be determined by the Exchange Agent, or as otherwise provided by the Agreement or Instruction A6 hereof, and any such determinations shall be final and binding. No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.


                                   IMPORTANT!

                      ALL SUN STATE SHAREHOLDERS SUBMITTING
                      THIS FORM OF ELECTION MUST SIGN HERE

The undersigned hereby represents and warrants that the undersigned has full power and authority to complete and deliver this Form of Election. The undersigned, upon request, shall execute and deliver all additional documents deemed by the Exchange Agent or Zions Bancorp to be necessary or desirable to complete the election.

                                      BOX C

                            SHAREHOLDERS(S) SIGN HERE

===============================================================================





===============================================================================








                                    Name(s):_________________________________
                                            (Please Print)

                                    Address:_________________________________

                                            _________________________________
                                                   (Include Zip Code)

_____________________________       ___________________________________________
(Area Code and Telephone No.)       (Tax Identification or Social Security No.)

Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s). If signature is by attorney, executor, administrator, trustee or guardian or other acting in a fiduciary capacity, set forth full title and see Instruction A4.

                        INSTRUCTIONS TO FORM OF ELECTION

A.       FORM OF ELECTION

         1. DELIVERY OF FORM OF ELECTION. THE SHARES OF SUN STATE SHAREHOLDERS WHOSE PROPERLY COMPLETED AND EXECUTED FORMS OF ELECTION ARE NOT RECEIVED PRIOR TO THE ELECTION DEADLINE WILL BE TREATED AS NON-ELECTION SHARES (AS DEFINED IN THE AGREEMENT). These instructions need not be returned.

         2. SHARES HELD BY NOMINEES, TRUSTEES, OR OTHER REPRESENTATIVES. Any record holder of Shares who holds such Shares as a nominee, trustee, or in another representative or fiduciary capacity (a "nominee") may submit one or more Forms of Election covering the aggregate number of Shares held by such nominee for the beneficial owners for whom the nominee is making an Election; provided, that each submission of a Form of Election by a nominee shall be deemed to constitute a certification by such nominee that such Form of Election covers all of the Shares held by such nominee for a particular beneficial owner. If any Shares held by a nominee are not covered by an effective Election, they will be deemed to be Non-Election Shares.

         3. METHOD OF DELIVERY. THE METHOD OF DELIVERY OF THIS FORM OF ELECTION IS AT THE OPTION AND RISK OF THE SENDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. The risk of loss of a Form of Election shall pass only after the Exchange Agent has actually received the Form of Election. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery by the Election Deadline.

         4. SIGNATURES ON FORM OF ELECTION. If this Form of Election is signed by the registered holder(s) of the Shares covered hereby, the signature(s) must correspond with the name(s) on the face of the Certificates evidencing such Shares without alteration, enlargement, or any other change whatsoever.

         If any of the Shares covered hereby are owned of record by two or more persons, all such persons must sign this Form of Election. If any Certificates delivered herewith are registered in the names of different holders, it will be necessary to complete, sign, and submit as many separate Forms of Election as there are different registrations of such Certificates.

         IF THIS FORM OF ELECTION IS SIGNED BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OF A CORPORATION, OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, SUCH PERSON SHOULD SO INDICATE WHEN SIGNING, AND PROPER EVIDENCE SATISFACTORY TO THE EXCHANGE AGENT OF SUCH PERSON'S AUTHORITY TO SO ACT MUST BE SUBMITTED.

         5. GUARANTEE OF SIGNATURES. No signature guarantee is required on this Form of Election.

         6. DETERMINATION OF PROPER ELECTION. The Exchange Agent will have the reasonable discretion to determine whether Forms of Election have been properly or timely completed, signed, and submitted, modified or revoked, and to disregard immaterial defects in Forms of Election. In all such matters, the decision of the Exchange Agent, and any decision of Zions Bancorp and Sun State required by the Exchange Agent and made in good faith, shall be conclusive and binding. The Exchange Agent will not be under any obligation to notify any person of any defect in a Form of Election or other documents submitted to the Exchange Agent. The Exchange Agent shall make all proration computations contemplated by the Agreement (other than computation of the Exchange Ratio) and all such computations shall be conclusive and binding on the holders of Shares. No alternative, conditional, or contingent Elections will be accepted. If the Exchange Agent shall reasonably determine that any purported Stock Election, Cash Election, or Combination Election was not properly made, such purported Stock Election, Cash Election, or Combination Election will be of no force and effect, and the shareholder making such purported Stock Election, Cash Election, or Combination Election shall, for purposes hereof and the Agreement, be deemed not to have made an Election, and the Shares covered thereby shall be deemed to be Non-Election Shares.

         7. INADEQUATE SPACE. If the space provided in Box A under "Description of Shares" is inadequate, the Certificate numbers, the specification of whether they represent Common Shares or Preferred Shares, the number of Shares evidenced by such Certificates, and the number of Shares with respect to which Elections are made should be listed on a separate schedule and attached to the Form of Election. If the space provided in Box B under "Combination Election" is inadequate, the Certificate numbers, the specification of whether they represent Common Shares or Preferred Shares, the number of Shares to be converted into Zions Bancorp Stock, and the number of Shares to be converted into cash should be listed on a separate schedule and attached to the Form of Election.

         8. TERMINATION OF AGREEMENT. All Elections will be revoked automatically if the Agreement has been terminated.

         9. DISSENTERS' RIGHTS. Holders of Common Shares who wish to exercise dissenters' rights should not complete this Form of Election. Any record holder of Common Shares who has delivered a written demand for dissenters' rights and who subsequently delivers a Form of Election to the Exchange Agent will be regarded as having withdrawn such demand for dissenters' rights. Any holder who has delivered a Form of Election and who simultaneously or subsequently makes a written demand for dissenters' rights will be regarded as having revoked his or her Election. For information concerning dissenters' rights, see the information set forth in Appendix C of the Proxy Statement/Prospectus and the summary set forth therein under the caption "PLAN OF REORGANIZATION--Dissenters' Rights."

B.       ELECTION PROCEDURES

         1. ELECTIONS. By completing Box B entitled "Election" and this Form of Election, and making the deliveries required hereby, each in accordance with these instructions, a Sun State shareholder will be permitted to make a Stock Election, Cash Election, or Combination Election with respect to the Shares held by such holder. All Elections are subject to the election and proration procedures set forth in the Agreement. In connection with making any Election, a Sun State shareholder should also carefully read, among other items, the information contained in the Proxy Statement/Prospectus under "PLAN OF REORGANIZATION--Federal Income Tax Consequences of the Reorganization." Each Sun State shareholder should consult his or her own tax advisor as to the specific tax consequences of an Election and the Merger to such shareholder.

         2. TREATMENT OF NON-ELECTING SHARES. Any Shares (other than Dissenting Shares) with respect to which the Exchange Agent does not receive an effective, properly completed Form of Election prior to the Election Deadline will be deemed to be Non-Election Shares. This Form of Election will be deemed properly completed only if an Election is indicated for each Share covered by this Form of Election.

         3. ELECTION DEADLINE. In order for an Election to be effective, the Exchange Agent must receive a properly completed Form of Election, accompanied by all required documents, no later than 5:00 p.m., Mountain Standard Time, on the tenth business day following the Merger (the "Election Deadline").

         4. CHANGES TO ELECTIONS. Any holder of Shares who has made an Election may, at any time prior to the Election Deadline, change his or her Election by submitting to the Exchange Agent a properly completed and signed revised Form of Election with all required additional documents, provided that the Exchange Agent receives such revised Form of Election and other necessary documents prior to the Election Deadline. Any holder of Shares may at any time prior to the Election Deadline revoke his or her Election by written notice to the Exchange Agent received prior to the Election Deadline. If an Election is revoked prior to the Election Deadline, the related Shares will automatically become Non-Election Shares unless and until a new Election is properly made with respect to such Shares prior to the Election Deadline.

         5. NO FRACTIONAL SHARES. No certificates representing fractional shares of Zions Bancorp Stock will be issued in the Merger. In lieu of any fractional share of Zions Bancorp Stock, holders of Shares that are converted into the right to receive Zions Bancorp Stock will receive cash (without interest) in an amount equal to such fractional share of Zions Bancorp Stock multiplied by the Average Closing Price of Zions Bancorp Stock.

         6. NO LIABILITY. Neither Zions Bancorp, Sun State, nor the Exchange Agent will be liable to any holder of Shares for any shares of Zions Bancorp Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat, or similar law.

         7. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Requests for assistance may be directed to the Exchange Agent at the address or telephone number set forth in the Form of Election. Additional copies of this Form of Election and Instructions may also be obtained from the Exchange Agent. Additional copies of the Proxy Statement/Prospectus may be obtained from Mr. Dale M. Gibbons, Senior Vice President and Secretary, Zions Bancorp, One South Main, Salt Lake City, Utah 84111, Telephone (801) 524-4787.